Exhibit 32
Certification
Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant  to
§906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Future Fuel Corp. (the “Company”) on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul A. Novelly
Paul A. Novelly,
Director and Chief Executive Officer

/s/ Rose M. Sparks
Rose M. Sparks,
Principal Financial Officer

March 18, 2013